                      AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                            ROPER INDUSTRIES, INC.,

                            ROPER ACQUISITION CORP.,

                               PHOTOMETRICS, LTD.

                                      AND

               CERTAIN OF THE STOCKHOLDERS OF PHOTOMETRICS, LTD.

                              DATED MARCH 27, 1998

                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (this "Agreement") is entered into on March 27, 1998, by and among ROPER INDUSTRIES, INC., a Delaware corporation ("Parent"), ROPER ACQUISITION CORP., a Delaware corporation (the "Buyer"), PHOTOMETRICS, LTD., a Delaware corporation (the "Company"), and certain of the stockholders of the Company (listed in Exhibit A1 attached hereto and collectively referred to as the "Stockholders"). The Parent, the Buyer, the Company and the Stockholders are collectively referred to herein as the "Parties."

                                    RECITALS
                                    --------

     A. The Company is engaged in the assembly, distribution and sale of certain analytical and scientific laboratory instruments;

     B. A majority of the issued and outstanding shares of capital stock of the Company are owned, beneficially and of record, by the Stockholders and certain Company stock options are also issued and outstanding;

     C. The Board of Directors of the Company has authorized and approved the execution, delivery and performance of this Agreement according to its terms;

     D. The Parent, the Buyer, the Stockholders and the Company deem it advisable and in their best interests that the Buyer shall merge with the Company, with the Company being the surviving corporation thereof;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     1.  DEFINITIONS

     "AAA" has the meaning set forth in Section 9(p) below.

     "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504(a) (or any similar group defined under a similar provision of state, local, or foreign law).

     "Agreement" has the meaning set forth in the preface above.

     "Applicable Rate" means the corporate base rate of interest announced from time to time by NationsBank.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, occurrence, event, incident, action, failure to act, or transaction that forms or could reasonably be expected to form the basis for any specified consequence.

     "Business" means the business conducted or proposed or planned to be conducted by the Company and the Company Subsidiaries on a consolidated basis on and as of the Closing Date, including, without limitation, the assembly, distribution and sale of certain analytical and scientific laboratory instruments.

     "Buyer" has the meaning set forth in the preface above.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements, inclusive of deposits-in-transit and after deduction for outstanding checks.

     "Certificate" means a stock certificate representing Photometrics Shares.

     "Closing" has the meaning set forth in (S) 2(i) below.

     "Closing Date" has the meaning set forth in (S) 2(i) below.

     "Company" has the meaning set forth in the preface above.

     "Company Benefit Plan" has the meaning set forth in (S) 3(w)(i) below.

     "Company ERISA Affiliate" has the meaning set forth in (S) 3(w)(ii) below.

     "Company Information" shall mean Confidential Information and Trade
Secrets.

     "Company Qualified Plan" has the meaning set forth in (S) 3(w)(vii) below.

     "Company Subsidiary" means Photometrics GMBH or Photometrics Ltd., International, all of the issued and outstanding shares of capital stock of which are owned by the Company; and "Company Subsidiaries" means both of the aforementioned subsidiaries.

     "Company Subsidiary Shares" means all of the issued and outstanding shares of capital stock of any Company Subsidiary.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means: (a) confidential data and confidential information relating to the business of the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Stockholders or of which the Sellers became aware as a consequence of or through their relationship with the Company and which has value to the

Company and is not generally known to its competitors. Confidential Information shall not include any data or information that (a) has been voluntarily disclosed to the public by the Company, (b) has been independently developed and disclosed to the public by others, (c) otherwise enters the public domain through lawful means, (d) was already known by Recipient prior to such disclosure or was lawfully and rightfully disclosed to the Stockholders by another Person without violating any confidentiality agreement with the Company, or (e) that is required to be disclosed by law or order.

     "Controlled Group of Corporations" has the meaning set forth in Code Sec. 1563.

     "DGCL" means the Delaware General Corporation Law.

     "Disclosure Schedule" has the meaning set forth in (S) 3 below.

     "Effective Date" has the meaning set forth in (S) 2(a) below.

     "Effective Time" has the meaning set forth in (S) 2(a) below.

     "Employment Law" has the meaning set forth in (S) 3(v) below.

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, together with all other laws in effect on the Closing Date (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, natural resources, public health and safety, or employee health and safety, including laws relating to omissions, discharges, releases, or threatened releases of Hazardous Substances in air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agreement" means the Escrow Agreement dated the Closing Date in substantially the form attached hereto as Exhibit 8(b)(iv) to be entered into among the Parties and the Bank of New York, as escrow agent ("Escrow Agent"), for purposes of holding the Escrow Fund.

     "Escrow Fund" means an amount equal to: $3,000,000 plus 200% of the amount of the Purchase Price allocable to any Photometrics Shares for which dissenter's rights are or may be exercised under the DGCL, to be held in respect of indemnification obligations of the Stockholders under (S) 8(b)(i)(B) hereof, under (S) 8(b)(i)(C) hereof and under (S) 8(b)(iv) hereof.

     "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

     "Financial Statements" has the meaning set forth in (S) 3(g)(i) below.

     "GAAP" means United States generally accepted accounting principles as in effect as of the date hereof.

     "Hazardous Substances" means pollutants, contaminants, petroleum, asbestos or chemical, industrial, hazardous or toxic material or wastes.

     "Indemnified Party" has the meaning set forth in (S) 8(d)(i)(A) below.

     "Indemnifying Party" has the meaning set forth in (S) 8(d)(i)(A) below.

     "Intellectual Property" means with respect to the Business:

          (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all rights to research and development, all innovations, all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof;

          (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith;

          (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith;

          (d) all mask works and all applications, registrations, and renewals in connection therewith;

          (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals but excluding any such information received from Advanced Microscopy Techniques);

          (f) all computer software (including data and related documentation);

          (g) all other proprietary rights relative to any of the foregoing; and

          (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Interim Financial Statements" has the meaning set forth in (S) 3(g)(i) below.

     "IRS" has the meaning set forth in (S) 3(w)(vi) below.

     "Knowledge" means, with respect to the Company, actual knowledge of the directors and executive management employees of the Company, after due inquiry with respect to the relevant matter; and, with respect to the Stockholders, actual knowledge of any of the individual Stockholders, after due inquiry with respect to the relevant matter.

     "Leased Real Property" means the real property, fixtures and improvements (inclusive of warranties, guaranties, permits and licenses in connection therewith) which, with respect to the Company, is located at 3440 East Britannia Drive, Tucson, Arizona 85706, and with respect to Photometrics GMBH, one of the Company Subsidiaries, is located at Sollner Strasse 61, Munich, Germany D-81479.

     "Liability" or "Liabilities" means any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

     "Losses" means all economic losses, liabilities, obligations, amounts paid in settlement, costs and expenses, including court costs, and reasonable attorneys' fees and expenses, incurred in connection with any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, injunction, judgment, order, decree, or ruling.

     "Merger" has the meaning set forth in (S) 2(b) below.

     "Material Contracts" has the meaning set forth in (S) 3(o) below.

     "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

     "Optionholders" has the meaning set forth in (S) 2(h)(i) below.

     "Option Withholding Amount" the amount of any and all withholding obligations which the Company is obligated to pay or has paid to federal and state taxing authorities as a result of the cashless exercise of any Company Stock Options held by the Optionholders on or prior to the Closing Date.

     "Ordinary Course of Business" means the ordinary course of business of the Company consistent with past custom and practice (including with respect to quantity and frequency) and not inconsistent with the standards, practices and principles reflected in the Company Financial Statements.

     "Parent" has the meaning set forth in the preface above.

     "Party" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a limited liability company, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Photometrics Common Stock" means all of the issued and outstanding shares of Class A Common Stock, with par value $.001 per share, of the Company and Class B Common Stock, with par value $.001 per share, of the Company.

     "Photometrics Options" or "Options" means all of the currently outstanding options issued under the Photometrics Option Plans.

     "Photometrics Option Plans" means the 1992 Amended and Restated Stock Option Plan, as amended; the Directors and Non-employees Stock Option Plan; and the Long-term Incentive Plan each adopted by the Board of Directors of the Company and approved by the stockholders of the Company to the extent required by applicable law.

     "Photometrics Preferred Shares" or "Preferred Shares" means all of the issued and outstanding shares of Series B Preferred Stock, with par value $.001 per share, of the Company and Series C Preferred Stock, with par value $.001 per share, of the Company.

     "Photometrics Shares" or the "Stock" means all of the issued and outstanding capital stock of the Company, which consists of the Photometrics Common Stock and the Photometrics Preferred Shares.

     "Process Agent" has the meaning set forth in (S) 9(o) below.

     "Product Warranty Claims" means claims of the Company customers and/or users made during the twelve (12) month period following Closing in the Ordinary Course of Business with respect to products sold by the Company on and prior to the Closing Date which (i) are based solely on the Company's written product warranties disclosed to the Buyer, and (ii) are only for the repair or replacement or reimbursement remedies expressed in such written product warranties.

     "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "Purchase Price" has the meaning set forth in (S) 2(c)(i) below.

     "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Interest" means any mortgage, claim, easement, restriction, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens incurred in the Ordinary Course of Business, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate governmental or judicial proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (d) other immaterial liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, and (e) liens arising as a result of any act or omission of the Buyer.

     "Stockholder Expenses" shall mean all expenses incurred, paid or accrued by the Company or the Stockholders prior to, on or subsequent to the Closing Date which relate to the transactions contemplated by this Agreement including, but not limited to, legal fees and costs of Snell & Wilmer, accounting and financial services fees and expenses of Deloitte & Touche LLP, and the fees and expenses of Broadview Associates described in Section 3(d) of the Disclosure Schedule.

     "Stockholders" has the meaning set forth in the preface above.

     "Stockholders Committee" means a committee consisting of Earl Refsland, Sherman Muller and Gregory Teesdale which has been appointed by the Board of Directors of the Company and which will be ratified by the Stockholders for the purpose of administering the Purchase Price as set forth in (S) 2(d)(ii).

     "Surviving Corporation" has the meaning set forth in (S) 2(b) below.

     "Tax" and "Taxes" means all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, whether disputed or not, including without limitation, income, capital, estimated, excise, property, sales, transfer, withholding, employment, payroll, and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments and any expenses incurred in connection with the settlement of any tax liability.
As used in this Agreement, the term "Taxes" includes all foreign, federal, state and local income, franchise, property, sales, use, excise, payroll or other taxes, including, without limitation, penalties, interest and other additions to tax, and obligations for withholding taxes from payments due or made to any other Person.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Trade Secrets" means business or technical information of the Company, including but not limited to a formula, pattern, program, device, compilation of information, method, technique, or process that: (i) derives independent actual or potential commercial value from not being generally known or readily ascertainable through independent development or reverse engineering by persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets shall specifically include, without limitation, information relating to the design, manufacture, application, know-how, research and development relating to the Company's present, past or prospective products and/or computer programs.

     2.   THE MERGER.

          (a) Effective Date. Subject to the terms and conditions of this Agreement, the Merger shall become effective upon the filing with the Delaware Secretary of State of a duly executed Certificate of Merger and officers' certificates and/or other documents as required by the DGCL, or at such time thereafter as is provided by mutual agreement in the Certificate of Merger (the "Effective Time"). The date on which the Effective Time occurs as specified in the Plan of Merger shall be referred to herein as the "Effective Date."

          (b) Effect of the Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, at the Effective Time, the Buyer shall be merged with and into the Company (the "Merger") and the Company shall be the surviving corporation (the "Surviving Corporation") in the Merger. The Certificate of Incorporation of the Company and Bylaws of the Buyer, respectively, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation; provided, however, that the Articles of Incorporation shall be amended and restated in the form of Exhibit 2(b) hereof. The officers and directors of the Buyer immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified. The corporate name of the Surviving Corporation shall be Photometrics, Ltd.

          (c) Conversion of Photometrics Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Buyer or the holder of any Photometrics Shares:

               (i) all of the Photometrics Shares issued and outstanding prior to the Effective Time shall be converted into the right to receive an amount of cash equal to Thirty Seven Million Dollars ($37,000,000) (the "Purchase Price");

               (ii) each share of capital stock of the Company that is held in the treasury of the Company, if any, shall be cancelled and retired and cease to exist and no consideration shall be issued in exchange therefor; and

               (iii) each issued and outstanding share of capital stock of Buyer shall be converted into and become the fully paid and non-assessable share of common stock of the Surviving Corporation.

          (d) Payment of Purchase Price. The Purchase Price shall be paid as follows:

               (i) Three Million Dollars ($3,000,000) plus 200% of the amount of the Purchase Price allocable to any Photometrics shares for which dissenter's rights are or may be exercised under the DGCL prior to the Closing Date shall be paid to the Escrow Agent on the Closing Date pursuant to the Escrow Agreement to be held and disbursed as provided in the Agreement and in the Escrow Agreement;

               (ii) One Million Three Hundred Thousand Dollars ($1,300,000) shall be paid to the Stockholders Committee, which shall be used by the Stockholders Committee to satisfy Stockholder Expenses. Three days prior to the Closing Date, the Company will deliver a preliminary accounting setting forth in reasonable detail the Stockholder Expenses expected as of the Closing Date. Said accounting shall be based on actual and pro forma expenses, costs, reimbursements, taxes and the like. Statements for all Stockholder Expenses accrued through the Closing shall be presented at the Closing. The Stockholders shall pay all Stockholder Expenses, whenever incurred or accrued, without regard to whether the amount set forth in this paragraph (ii) is sufficient for that purpose.

               (iii) The balance of the Cash Payment shall be paid to the holders of Photometrics shares in accordance with the written instructions of the Stockholder Committee.

          (e) Dissenters' Rights. From and after the Effective Date, the holders of Certificates formerly representing any of the Photometrics Shares, or any other owners of Photometrics Shares who do not hold Certificates, shall cease to have any rights with respect thereto other than any dissenters' rights they have perfected pursuant to Chapter 262 of the DGCL.

          (f)  Surrender of Certificates.

               (i) The Buyer and the Company hereby appoint the Stockholders Committee as exchange agent for the purpose of exchanging Certificates formerly representing the Photometrics Shares, and at and after the Effective Date, the Buyer shall deliver the Purchase Price required to be delivered to holders of the Photometrics Shares pursuant to (S) 2(d)(i) of this Agreement in accordance with the written direction of the Stockholders Committee. As soon as practicable after the Effective Date, each holder of the Photometrics Shares converted pursuant to (S) 2(c), upon surrender to the Stockholders Committee of one or more Certificates for cancellation, will be entitled to receive cash determined in accordance with (S) 2(c)(i).

               (ii) Any cash to be paid pursuant to (S) 2(d)(ii), if held at the direction of the Stockholders Committee for payment or delivery to the holders of unsurrendered Certificates formerly representing Photometrics Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered at the direction of the Stockholders Committee to the Buyer, and after such time any holder of a Certificate who has not surrendered such Certificate to the Stockholders Committee shall, subject to applicable law, look as a general creditor only to the Buyer for payment or delivery of such cash, as the case may be.

          (g) No Further Transfers of Photometrics Shares. At the Effective Date, the stock transfer books of Company shall be closed and no transfer of Photometrics Shares theretofore outstanding shall thereafter be made.

          (h)  Treatment of Stock Options.

               (i) On the Effective Date, Options to purchase shares of Photometrics Common Stock issued pursuant to the Photometrics Option Plans that are outstanding shall terminate without any further action. The Company agrees to provide the notice to holders of Options ("Optionholders") as required pursuant to the Photometrics Option Plans describing each Optionholder's right to a cashless exercise of his/her Options and that should said holder fail to so exercise the Options they shall expire.

               (ii) The Company shall otherwise amend the Photometrics Option Plans and obtain any required shareholder approval of such Photometrics Option Plan amendments and shall amend, as necessary, any and all Option agreements (including obtaining any required participant consents) prior to the Effective Date to make them consistent with this (S) 2(h).

          (i) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street NE, Suite 1600, Atlanta, Georgia, on March 31, 1998, or such other date as the parties may mutually determine (the "Closing Date").

          (j) Deliveries at the Closing. (i) At the Closing, the Stockholders will deliver to the Buyer the various certificates, instruments, and documents referred to in (S) 5(a) below; (ii) the Buyer will deliver to the Stockholders the various certificates, instruments, and documents referred to in (S) 5(b) below; (iii) the Company and the Stockholders will execute, acknowledge (if appropriate), and deliver to the Buyer (A) such certificates and instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may reasonably request; (B) a Non-Competition

     Agreement between the Company, the Buyer and those Persons listed in
     Exhibit 2(j)(iii)(B)(1) hereto in substantially the form attached hereto as
     Exhibit 2(j)(iii)(B)(2), and (C) the Escrow Agreement, (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Stockholders and Company such certificates as the Company's counsel reasonably may request; and (v) the Buyer will deliver to the Stockholders the Purchase Price in accordance with (S) 2(d) above.


     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS. The Company and the Stockholders, jointly but not severally, represent and warrant to the Buyer and the Parent that the statements contained in this (S) 3 are correct and complete, except as specified to the contrary in the disclosure schedule prepared by the Company accompanying this Agreement and initialed by the Company and the Buyer (the "Disclosure Schedule") and will be correct and complete as of the Closing Date. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S) 3.

          (a)  Organization of the Company; Investment Intent.

               (i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the assets which it owns or holds under lease and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, which jurisdictions are set forth in (S) 3(a)(i) of the Disclosure Schedule. The capital stock of the Company is, and, as of the Closing Date, all of the outstanding Photometrics Shares will be, held of record and beneficially by the Stockholders as described in (S) 3(a)(i) of the Disclosure Schedule.

               (ii) The Company has provided the Buyer with a list of the type of entity and jurisdiction of organization, and the number of outstanding shares for each Company Subsidiary. Except for the Company Subsidiaries, the Company does not own directly or indirectly any equity security or equivalent interest in any corporation, partnership, joint venture, business trust or other legal entity. Each of the Company Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the assets which it owns or holds under lease and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Each of the Company Subsidiaries is duly qualified to do business as a foreign corporation or otherwise and is in good standing under the laws of each country, state or other jurisdiction in which the ownership or leasing of the properties owned by it or the nature of the activities conducted by it requires such qualification. The sole jurisdiction in which Photometrics GMBH is qualified to do business is the Republic of Germany. Photometrics, Ltd., International is qualified to do business in the United States Virgin Islands.

          (b) Authorization of Transaction. The Company and the Stockholders have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the other documents contemplated hereby and to perform their obligations hereunder, including, without limitation, consummation of the Merger. Without limiting the generality of the foregoing, the board of directors of the Company has and, as of the Closing Date, the Stockholders of the Company will have duly authorized the execution, delivery and performance of this Agreement. This Agreement constitutes and, when delivered, the other documents contemplated hereby will constitute the valid and legally binding obligations of the Company and the Stockholders, enforceable in accordance with their respective terms and conditions. Neither the Company nor the Stockholders need to give any further notice to, make any further filing with, or obtain any further authorization, consent, or approval of any governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement including without limitation, the Merger.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company, any Company Subsidiary or the Stockholders are subject, (ii) violate any provision of the charter or bylaws of the Company or of any Company Subsidiary, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company, any Company Subsidiary or the Stockholders are a party or by which they are bound or to which any of the Company's assets or the assets of any Company Subsidiary is subject (or result in the imposition of any Security Interest upon any of such assets) other than, in each case, any of the foregoing resulting from the failure to obtain necessary consents to assignments required under the terms of any such agreement, contract, lease, license, instrument or other arrangement listed in (S) 3(c) of the Disclosure Schedule.

          (d) Brokers' Fees. Except for the Company's obligation to Broadview Associates, the extent of which is briefly and accurately set forth in (S) 3(d) of the Disclosure Schedule, neither the Company nor any of the Stockholders has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (e) Title to and Condition of Assets. The assets of the Company and the Company Subsidiaries constitute all of the property and assets used or necessary to conduct the Business as presently conducted. To the Knowledge of the Company and the Stockholders, each such asset is free from any known material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it is presently used. The Company and the Company Subsidiaries have good title to all of the assets owned by them, and a valid leasehold interest in all the assets leased by the Company or any of the Company Subsidiaries, free and clear of any Security Interests.

          (f)  Capital Structure of the Company and the Company Subsidiary.

               (i) The authorized capital stock of the Company consists of a total of 7,802,707 shares of capital stock, with $.001 par value per share, consisting of (A) 4,717,000 shares of Class A Common Stock, (B) 283,000 shares of Class B Common Stock, (C) 1,027,707 shares of Series B Preferred Stock and (D) 1,775,000 shares of Series C Preferred Stock.

               (ii) 1,151,384 shares of Class A Common Stock are currently issued and outstanding, 272,704 shares of Class B Common Stock are currently issued and outstanding, 1,027,707 shares of Series B Preferred Stock are currently issued and outstanding, and 1,768,291 shares of Series C Preferred Stock are currently issued and outstanding.

               (iii) 822,697 shares of Class A Common Stock were reserved for issuance upon the exercise of the Photometrics Options all of which have been granted pursuant to the Photometrics Option Plans, and 2,795,998 shares of Class A Common Stock were reserved for issuance in connection with the right to convert the Class B Preferred and Class C Preferred Stock, respectively.

               (iv) The authorized shares of Photometrics GMBH consists of DM 50,000. The authorized capital stock of Photometrics, Ltd., International consists of 1,000 shares, all of which are issued and outstanding. The Company is the sole, beneficial and record owner of all of the Company Subsidiary Shares. The Company Subsidiary Shares are duly authorized and validly issued and are fully paid and nonassessable. No options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Company or any Company Subsidiary, contingently or otherwise, to issue or sell any shares of common stock or securities convertible into or exchangeable for any Photometrics Shares or Company Subsidiary Shares or any other securities, are outstanding, and no authorization therefor has been given. All issuances, sales and repurchases of equity interests by the Company and the Company Subsidiaries have been effected in substantial compliance with all applicable laws.

               (v) As of the Closing Date there will be no Photometrics Options outstanding and all currently issued and outstanding Photometrics Options will have been exercised or terminated.

               (vi) The Option Withholding Amount shall not be in excess of $17,000.

               (vii) As of the Closing Date, the Stockholders will own 91.3% of the Photometrics Shares on a fully diluted basis.

               (viii) Except as disclosed in this (S) 3(f), no other equity securities of the Company or any Company Subsidiary have been issued or are outstanding. As of the date of this Agreement and as of the Closing there are no and there will be no other outstanding (A) options, agreements, calls or commitments of any character which would obligate the Company or any Company Subsidiary to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any Photometrics Stock, any of the authorized but unissued capital stock of the Company, any shares of the Company Subsidiaries or any authorized but unissued capital stock of any Company Subsidiary, or (B) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of Photometrics Common Stock, Photometrics Preferred Stock, Company Subsidiary Shares or other equity securities.

               (ix) As of the date of this Agreement, and as of the Closing, neither the Company nor the Company Subsidiary, has or will have any bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Stockholders (or any Company Subsidiary) on any matter or to approve the transactions contemplated hereby.

               (x) As of the date of this Agreement, all outstanding shares of Photometrics Common Stock and Photometrics Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Furthermore, any shares of Photometrics Common Stock or Photometrics Preferred Stock issued upon the exercise of any Options between the date of this Agreement and the date of the Closing will have been duly authorized and validly issued and will be fully paid and nonassessable.

               (xi) All Options were granted under the Photometrics Option Plans, and all shares issued upon exercise of said Options have been duly authorized and validly issued and are fully paid and nonassessable, in compliance with all applicable laws. Furthermore, any new Photometrics Shares issued upon the exercise of options granted under the Photometrics Option

          Plans after the date of this Agreement will be at the date of the Closing duly authorized and validly issued and fully paid and nonassessable.

               (xii) All issued and outstanding Photometrics Shares and Company Subsidiary Shares have been issued in compliance with all state and federal securities laws and laws applicable thereto.

               (xiii) As of the Closing Date, there will be no accrued and unpaid dividends on the Photometrics Shares. No Photometrics Shares are entitled to receive dividends, other than the following:

                    (A) each share of Series B Preferred Stock accrues from day to day, from the day such share is issued, a dividend at a rate of $.18 per share; and

                    (B) each share of Series C Preferred Stock accrues from day to day, from the day such share is issued, a dividend at rate of $.24 per share.

               (xiv) As of the date of this Agreement and as of the date of the Closing the Company has not and will not have received any notice by the holders of the Photometrics Preferred Stock requesting redemption pursuant to the Amended Certificate of Incorporation of the Company.

               (xv) As of the date of the Closing, all outstanding shares of Photometrics Preferred Stock shall be converted into Photometrics Common Stock and no shares of Photometrics Preferred Stock shall remain outstanding.

               (xvi) As of the date of this Agreement and as of the date of the Closing, the Class B Common Stock has and will have no voting rights.

          (g)  Financial Statements.

               (i) (S) 3(g) of the Disclosure Schedule contains true, correct and complete copies of balance sheets, statements of income, changes in stockholders' equity and cash flow of the Company and the Company Subsidiaries as of and for the fiscal years ending December 31, 1995, 1996 and 1997 audited by the Company's accountants (the "Financial Statements"); and unaudited balance sheets, statements of income changes in stockholders' equity and cash flow of the Company and the Company Subsidiaries the two (2) months ended February 28, 1998 (the "Interim Financial Statements").

               (ii) Each of the Financial Statements is true, correct, complete and consistent with the books and records of the Company and the Company

          Subsidiaries. Each of the Financial Statements has been prepared in accordance with GAAP and, to the extent in compliance with GAAP, on a consistent basis throughout the periods covered thereby and presents fairly the financial condition and results of operations and cash flows of the Company and the Company Subsidiaries at the dates and for the periods specified, subject, in the case of Interim Financial Statements, to the absence of notes and the absence of normal recurring year-end adjustments and procedures (none of which require material adjustment or are inconsistent with past practice).

               (iii) Neither the Company nor any of the Company Subsidiaries has any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Interim Financial Statements, except as set forth in (S) 3(g) of the Disclosure Schedule. Accounts payable reflected in the Financial Statements have arisen from bona fide transactions. All debts, liabilities and obligations of the Company and the Company Subsidiaries incurred after the date of the Interim Financial Statements were incurred in the Ordinary Course of Business, arose from bona fide transactions, and are usual and normal in amount both individually and in the aggregate. Neither the Company nor any Company Subsidiary is directly or indirectly liable to or obligated to provide funds in respect of or to guaranty or assume any obligation of any person except to the extent reflected and fully reserved against in the Financial Statements. Except as set forth in the Financial Statements, all liabilities of the Company and the Company Subsidiaries can be prepaid without penalty at any time.

               (iv) The loans, notes and accounts receivable reflected in the Financial Statements and all such loans, notes and accounts receivable arising after the applicable dates of the Financial Statements arose, and have arisen, from bona fide transactions, and the bad debt reserves established in connection with such loans, notes, and accounts receivable are in accordance with GAAP applied on a consistent basis.

          (h) Subsequent Events. Since February 28, 1998, there has not been any material adverse change in the business, financial condition, operations, results of operations or prospects of the Company or of any Company Subsidiary. Without limiting the generality of the foregoing, since that date, except as permitted by this Agreement or with the written consent of the Buyer, neither the Company nor any Company Subsidiary has:

               (i) sold, leased, transferred, or assigned any of its assets, tangible or intangible outside the Ordinary Course of Business;

               (ii) entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) other than Ordinary Course of Business sales and purchase orders;

               (iii) accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which the Company is a party or by which it is bound (and to the Knowledge of the Company and the Stockholders no other party has done so as a result of any default by the Company);

               (iv) imposed or permitted any Security Interest upon any of its assets, tangible or intangible;

               (v) made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 (when aggregated with all such capital expenditures of the Company and the Company Subsidiaries) or outside the Ordinary Course of Business;

               (vi) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

               (vii) issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

               (viii) delayed or postponed the payment of accounts payable or other Liabilities outside of the Ordinary Course of Business;

               (ix) canceled, compromised, waived, or released any material right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

               (x) granted any license or sublicense of any rights under or with respect to any Intellectual Property outside of the Ordinary Course of Business;

               (xi) changed or authorized any change in the charter or bylaws of the Company or of any Company Subsidiary;

               (xii) experienced any material damage, destruction, or loss to its property not covered by insurance;

               (xiii) made any loan to, or entered into any other transaction with, any of its stockholders, directors, officers, and employees;

               (xiv) amended, modified or terminated any Company Benefit Plan or adopted any arrangement that, if adopted, would constitute a Company Benefit Plan (except as explicitly contemplated hereunder);

               (xv) granted any increase in the base compensation of any of its directors, officers, and employees;

               (xvi) adopted, amended, modified or terminated any bonus, profit-sharing, incentive, option, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, employees or consultants (or taken any such action with respect to any other employee benefit plan);

               (xvii) made any other change in employment terms for any of its directors, officers, key employees and consultants and, to the Knowledge of the Company, no officer, key employee or consultant has left or intends to leave the Company and no director, officer, key employee or consultant intends to engage in Competing Activities as defined in the Noncompetition Agreement;

               (xviii) made or pledged to make any charitable or other capital contribution;

               (xix) suffered or experienced any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business which could reasonably be expected to cause or result in Losses;

               (xx) declared or paid any dividend or other distribution, whether in cash or other property (except for any regular dividend paid in stock on the Company's preferred stock);

               (xxi)  violated any covenant contained in (S) 6 hereof; or

               (xxii)  entered into any commitment to do any of the foregoing.

          (i) Undisclosed Liabilities. Except as explicitly set forth herein or as set forth in the Disclosure Schedule, neither the Company nor any Company Subsidiary has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company or any Company Subsidiary giving rise to any Liability), except for (i) Liabilities set forth in the Financial Statements and (ii) Liabilities which have arisen or first been asserted after the date of the Financial Statements in the Ordinary Course of Business (none of which items in subparagraphs (i) and (ii) results from, arises out of, or was caused by any (i) breach of contract, (ii) breach of warranty claims which are not Product Warranty Claims, (iii) tort, (iv) infringement, or (v) violation of law other than failure to comply with any bulk sales law). As of the Closing Date the Company will have no obligations or Liabilities for post-retirement benefits, if any, for employees of the Company who have retired prior to the Closing Date.

          (j) Legal Compliance. The Company and each Company Subsidiary have complied with all applicable laws (including rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), the failure to comply with which could reasonably be expected to result in Losses the costs of which will exceed $30,000 in the aggregate, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company or any Company Subsidiary alleging any failure so to comply.

          (k)  Tax Matters.  Except as set forth on Schedule 3(k):

               (i) The Company and each Company Subsidiary has filed all Tax Returns that they were required to file and were due. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company and each Company Subsidiary (whether or not shown on any Tax Return) have been paid. The Company and each Company Subsidiary currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim is presently being made by an authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that such Company or Company Subsidiary is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Company or any Company Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax. Neither the Company nor any Company Subsidiary has been a member of an Affiliated Group that has filed a "consolidated return" within the meaning of Code Sec. 1501, or has filed a combined or consolidated return with another corporation with any other taxing authority.

               (ii) The Company and each Company Subsidiary has made all withholdings of Taxes required to be made in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party and such withholdings have either been paid to the appropriate governmental agency or set aside in appropriate accounts for such purpose.

               (iii) Neither the Company nor any Company Subsidiary has received any notice or other indication that any authority is considering assessing any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company or any Company Subsidiary either (A) claimed or raised by any authority in writing or (B) as to which the Company or any Company Subsidiary or any Shareholder has knowledge based upon personal contact with any agent or representative of such authority. (S) 3(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax returns filed with respect to the Company and each Company Subsidiary for taxable periods ended on or after January 1, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Buyer correct and complete copies of all federal and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company and each Company Subsidiary since
          January 1, 1998.

               (iv) Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) Neither the Company nor any Company Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. Neither the Company nor any Company Subsidiary is a party to any Tax allocation or sharing agreement. Neither the Company nor any Company Subsidiary (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than the Company and each Company Subsidiary) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (l)  Leased Real Property.

               (i) Neither the Company nor any Company Subsidiary owns or has ever owned any real property.

               (ii) (S) 3(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased to the Company and each Company Subsidiary. The Company has delivered to the Buyer correct and complete copies of the leases listed in (S) 3(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease listed in
          (S) 3(l)(ii) of the Disclosure Schedule:

                    (A) the lease or sublease is legal, valid, binding,
               enforceable, and in full force and effect in accordance with its terms.

                    (B) neither the Company nor any Company Subsidiary is, and to the Knowledge of the Company and the Stockholders no party to the lease or sublease is, in breach or default, and no event has occurred and is continuing which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (C) to the Knowledge of the Company and the Stockholders,
               there are no disputes, oral agreements, or forbearance programs in effect as to the lease that would have a Material Adverse Effect;

                    (D) neither the Company nor any Company Subsidiary has
               assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold; and

                    (E) all facilities leased thereunder have received all
               approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations.

          (m)  Intellectual Property.

               (i) The Company and the Company Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission of all Intellectual Property used in the operation of their respective businesses as presently conducted. Each item of Intellectual Property will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing, subject to obtaining required consents under any contracts identified in (S) 3(m)(i) of the Disclosure Schedule.

               (ii) To the Knowledge of the Company and the Stockholders, except as set forth in (S) 3(m)(ii) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Company nor any Company Subsidiary has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company or any Company Subsidiary must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company or any Company Subsidiary.

               (iii) (S) 3(m)(iii) of the Company Disclosure Schedule identifies each patent or registration which has been issued or transferred to or used by the Company and each Company Subsidiary with respect to any of their respective Intellectual Property, identifies each pending patent application for registration which the Company and each Company Subsidiary has made with respect to any of their respective Intellectual Property, and identifies each patent or trademark which the Company and each Company Subsidiary has granted to any third party with respect to any of their respective Intellectual Property. The Company has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. (S) 3(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company or any Company Subsidiary in connection with the Business. With respect to each item of Intellectual Property required to be identified in (S) 3(m)(iii) of the Disclosure Schedule:

                    (A) the Company or the Company Subsidiary possesses all
               right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                    (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge nor is any of the foregoing threatened;

                    (C) no action, suit, proceeding, hearing, investigation,
               charge, complaint, claim, or demand is pending or, to the Knowledge of the Company and the Stockholders threatened, which challenges the legality, validity, enforceability, use, or ownership of the item; and

                    (D) neither the Company nor any Company Subsidiary has
               agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               (iv) (S) 3(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company or any Company Subsidiary uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in (S) 3(m)(iv) of the Disclosure Schedule:

                    (A) the license, sublicense, agreement, or permission
               covering the item is legal, valid, binding, enforceable, and in full force and effect, subject to the qualifications that enforcement of the rights and remedies created thereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                    (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby subject to obtaining any required consents under the contracts identified on (S) 3(m)(iv) of the Disclosure Schedule;

                    (C) neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company and the Stockholders, any other party to the license, sublicense, agreement, or permission, is in breach or default, and no event has occurred which with notice of lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (D) neither the Company nor any Company Subsidiary has, and to the Knowledge of the Company and the Stockholders no other party to the license, sublicense, agreement, or permission has, repudiated any provision thereof;

                    (E) to the Knowledge of the Company and the Stockholders,
               with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                    (F) the underlying item of Intellectual Property is not
               subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (G) no action, suit, proceeding, hearing, investigation,
               charge, complaint, claim or demand is pending or, to the Knowledge of the Company and the Stockholders, threatened, which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                    (H) neither the Company nor any Company Subsidiary has
               granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (n) Inventory. The inventory of the Company and the Company Subsidiaries consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, in accordance with GAAP (except for parts and components on hand for servicing products already sold), obsolete, damaged or defective, subject to the reserve for inventory write-down set forth in the Interim Financial Statements.

          (o) Contracts. (S) 3(o) of the Company Disclosure Schedule lists the following contracts and other agreements, written or oral, to which the Company or any Company Subsidiary is a party:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $15,000 per annum;

               (ii) except for sales of inventory in the Ordinary Course of Business, any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, or which to the Knowledge of the Company and the Stockholders, will result in Losses to the Company or the Company Subsidiaries, or which involves amounts or consideration, in excess of $50,000;

               (iii) any agreement concerning the formation of a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, under which it has imposed a Security Interest on any of its assets, tangible or intangible;

               (v) any agreement imposing on the Company or any Company Subsidiary a material obligation of confidentiality or noncompetition to a third party;

               (vi) any agreement involving the Stockholders to which the Company or any Company Subsidiary is a party;

               (vii) any profit-sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, employees and consultants;

               (viii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

               (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers, employees and consultants;

               (x) any agreement under which the consequences of a default or termination would require the payment of $50,000 or more; or

               (xi) any other agreement (or group of related agreements) not of a type referenced in Subsections (i) through (x) above, the performance of which involves consideration in excess of $50,000.

     Except as set forth on (S) 3(o) of the Disclosure Schedule, all such agreements (the "Material Contracts") are valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created thereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and the Company and the Company Subsidiaries have satisfied in full or provided for all of their respective liabilities and obligations thereunder requiring performance prior to the date hereof in all respects, and neither the Company nor any Company Subsidiary is in default under any of them, nor does any condition exist that with notice or lapse of time or both would constitute such a default. To the Knowledge of the Company and the Stockholders, no other party to any such Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default. Subject to obtaining any applicable consents, all of the Company's rights and the rights of each Company Subsidiary under such Material Contracts will be transferable to a third party upon consummation of the transactions contemplated by this Agreement.

          (p) Notes and Accounts Receivable. The notes and accounts receivable of the Company and the Company Subsidiaries are at least in the amounts reflected in the Financial Statements and all such notes and accounts receivable are reflected properly on their respective books and records, are valid receivables and, with respect to such items reflected on the Interim Financial Statements, are subject to no setoffs on counterclaims, are current and collectible in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the Interim Financial Statements. The Company has delivered to the Buyer a complete and accurate schedule of the accounts receivable (including notes receivable) of the Company and of the Company Subsidiaries as of February 28, 1998, together with an accurate aging of such accounts receivable or any Company Subsidiary.

          (q) Powers of Attorney. Except as set forth on (S) 3(q) of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company or any Company Subsidiary.

          (r) Insurance. The Company has provided the Buyer with each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company or any Company Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past seven (7) years.

     Except as described on Schedule 3(r), with respect to each such insurance policy: (A) all policy premiums due to date have been paid in full, and to the Knowledge of the Company, the policy is legal, valid, binding, enforceable, and in full force and effect with respect to the periods for which it purports to provide coverage subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, arrangement or moratorium or other similar laws from time to time affecting creditor's rights generally; (B) the Company and each Company Subsidiary or, to the Knowledge of the Company, any other party to the policy is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Section 3(r) of the Disclosure Schedule describes any self-insurance arrangements affecting the Company or any Company Subsidiary.

          (s) Litigation. Except as set forth in (S) 3(s) of the Disclosure Schedule, neither the Company, nor any of the Company Subsidiaries nor any of the Stockholders (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to or, to the Knowledge of the Company and the Stockholders, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator related to the Company or the performance of the Stockholders under this Agreement.

          (t) Product Warranty. Each product manufactured, sold, leased, or delivered by the Company or any Company Subsidiary has been in conformity with written commitments and express and implied warranties of the Company. Neither the Company nor any Company Subsidiary has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it which could reasonably be expected to give rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to any reserve for Product Warranty Claims set forth in the Interim Financial Statements. No product manufactured, sold, leased, or delivered by the Company or any Company Subsidiary is subject to any contractual guaranty, warranty, or other indemnity of the Company beyond the applicable standard terms and conditions of sale or lease. Section 3(t) of the Disclosure
     Schedule includes copies of the standard terms and conditions of sale or lease for the Company and the Company Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

          (u) Product Liability. There are no existing or, to the Knowledge of the Company and the Stockholders, threatened claims against the Company or any Company Subsidiary arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company or any Company Subsidiary which could result in Liability to the Company, any Company Subsidiary or any of their respective assets.

          (v) Employees and Labor Matters. To the Knowledge of the Company, no executive, key employee, or group of employees of the Company or any Company Subsidiary has any plans to terminate employment with the Company or any Company Subsidiary, neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement, nor has the Company or any Company Subsidiary experienced any strikes, grievances, or claims of unfair labor practice, and the Company and the Stockholders have no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to the employees of the Company or the employees of any Company Subsidiary. During the period preceding the date hereof, there has not been, and there is not presently pending or existing, any strike, slowdown, picketing, work stoppage, labor arbitration or proceeding in respect of the grievance of any employee, an application or complaint filed by an employee or union with the National Labor Relations Board or any comparable state or local agency, organizational activity or other labor dispute against or affecting the Company or any Company Subsidiary or their premises, or to the Knowledge of the Company and the Stockholders, threatened, and no application for certification of a collective bargaining agent is pending, or to the Knowledge of the Company and the Stockholders threatened. To the Knowledge of the Company and the Stockholders, no facts or circumstances exist which could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company or any Company Subsidiary, nor is any such action contemplated by them. The Company and the Company Subsidiaries have complied in all respects with all laws, rules and regulations relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing ("Employment Laws"). Neither the Company nor any Company Subsidiary is liable for the payment of taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Employment Laws.

          (w)  Employee Benefits.

               (i) Definition of Benefit Plans. For purposes of this (S) 3(w), the term "Company Benefit Plan" means any plan, program, arrangement, fund, policy, practice or contract which, through which or under which the Company or any Company ERISA Affiliate (as hereinafter defined) provides benefits or compensation to or on behalf of employees or former employees or directors or former directors of the Company or any Company ERISA Affiliate, whether formal or informal, whether or not written, including but not limited to the following:

                    (A) Arrangements -- any bonus, incentive compensation,
               equity compensation, deferred compensation, commission, severance pay, golden parachute or other compensation plan or rabbi trust;

                    (B) ERISA Plans -- any "employee benefit plan" (as defined in (S) 3(3) of ERISA) including, but not limited to, any Multiemployer Plan, defined benefit plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

                    (C) Other Employee Fringe Benefits -- any stock purchase,
               vacation, scholarship, day care, prepaid legal services, dependent care or other fringe benefits plans, programs, arrangements, contracts or practices.

               (ii) Company ERISA Affiliate. For purposes of this (S) 3(w), the term "Company ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Company is treated as a single employer under (S) 414(b), (c), (m) or (o) of the Code.

               (iii)  Identification of Benefits Plans.  Except as disclosed in
          (S) 3(w)(iii) of the Disclosure Schedule, and except for Company Benefit Plans which have been terminated and with respect to which neither the Company nor any Company ERISA Affiliate has any financial, administrative or other liability, obligation or responsibility, the Company and the Company ERISA Affiliates do not maintain, nor have they at any time established or maintained, nor have they at any time been obligated to make, or otherwise made, contributions to or under or otherwise participated in any Company Benefit Plan.

               (iv) Compliance With All Statutes, Orders and Rules. Except as disclosed in (S) 3(w)(iv) of the Disclosure Schedule, the Company and each Company ERISA Affiliate is in compliance with the requirements prescribed by and all statutes, orders and governmental rules and regulations applicable to the Company Benefit Plans and all reports and disclosures relating to the Company Benefit Plans required to be filed with or furnished to any governmental entity, participants or beneficiaries prior to the Closing Date have been or will be filed or furnished in a timely manner and in accordance with applicable laws.

               (v) MEPPA Liability/Post-Retirement Medical Benefits. Except as disclosed in (S) 3(w)(v) of the Disclosure Schedule, neither the Company nor any Company ERISA Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make, or made, contributions to or under any Multiemployer Plan. Except as disclosed in (S) 3(w)(v) of the Company Disclosure Schedule, the Company and each Company ERISA Affiliate do not maintain nor have they at any time established or maintained, nor have they at any time been obligated to make, or made, contributions to or under any plan which provides post-retirement medical or health or death benefits with respect any person.

               (vi) Documentation. Except as disclosed in (S) 3(w)(vi) of the Disclosure Schedule, the Company has made available to the Buyer a true and complete copy of the following documents, if applicable, with respect to each Company Benefit Plan identified in (S) 3(w)(iii) of the Disclosure Schedule: (A) all documents, including any insurance contracts and trust agreements, setting forth the terms of the Company Benefit Plan, or if there are no such documents evidencing the Company Benefit Plan, a full description of the Company Benefit Plan, (B) the ERISA summary plan description and any other summary of plan provisions provided to participants or beneficiaries for each such Company Benefit Plan, (C) the annual reports filed for the most recent three plan years and most recent financial statements or periodic accounting or related plan assets with respect to each Company Benefit Plan, (D) each favorable determination letter, opinion or ruling from the Internal Revenue Service ("IRS") for each Company Benefit Plan, the assets of which are held in trust, to the effect that such trust is exempt from federal income tax, including any outstanding request for a determination letter and (E) each opinion or ruling from the Department of Labor or the PBGC with respect to such Company Benefit Plans.

               (vii) Qualified Status. Except as disclosed in (S) 3(w)(vii) of the Disclosure Schedule, each Company Benefit Plan that is funded through a trust or insurance contract has at all times satisfied in all material respects, by its terms and in its operation, all applicable requirements for an exemption from federal income taxation under (S) 501(a) of the Code. Except as disclosed in (S) 3(w)(vii) of the Disclosure Schedule, neither the Company, nor any Company Subsidiary, nor any Company ERISA Affiliate maintains or previously maintained a Company Benefit Plan which meets or was intended to meet the requirements of (S) 401(a) of the Code (collectively, "Company Qualified Plans"). Each determination letter issued by the IRS to the effect that a Company Qualified Plan qualifies under (S) 401(a) of the Code and that the related trust is exempt from taxation under (S) 501(a) of the Code remains in effect and has not been revoked. Each Company Qualified Plan currently complies in form with the requirements under (S) 401(a) of the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required. Each Company Qualified Plan has been administered according to its terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for which changes are not yet required to be made, in which case the Company Qualified Plan has been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of (S) 401(a) of the Code. Each Company Qualified Plan containing a cash or deferred arrangement under (S) 401(k) of the Code or pursuant to which matching or employee contributions are permissible has been tested for compliance with, and has satisfied the requirements of, (S)(S) 401(k)(3) and 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

               (viii) Legal Actions. Except as disclosed in (S) 3(w)(viii) of the Disclosure Schedule, there are no actions, audits, suits or claims known to the Company which are pending or threatened against any Company Benefit Plan, any Fiduciary of any of the Company Benefit Plans with respect to the Company Benefit Plans or against the assets of any of the Company Benefit Plans, except claims for benefits made in the ordinary course of the operation of such plans.

               (ix) Funding. Except as disclosed in (S) 3(w)(ix) of the Disclosure Schedule, the Company and each Company ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each Company Benefit Plan and applicable law or required to be paid as expenses under such Company Benefit Plan and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Company Benefit Plan. The assets of all Company Benefit Plans which are required under applicable laws to be held in trust are in fact held in trust, and the assets of each such Company Benefit Plan equal or exceed the liabilities of each such plan. The liabilities of each other plan are properly and accurately reported on the financial statements and records of the Company in accordance with GAAP. The assets of each Company Benefit Plan are reported at their fair market value on the books and records of each plan.

               (x) Liabilities. Except as disclosed in (S) 3(w)(x) of the Disclosure Schedule, neither the Company nor any Company ERISA Affiliate is subject to any material liability, tax or penalty whatsoever to any person whomsoever as a result of the Company's or any Company ERISA Affiliate's engaging in a Prohibited Transaction under ERISA or the Code, and the Company has no Knowledge of any circumstances which reasonably might result in any such material liability, tax or penalty as a result or a breach of Fiduciary duty under ERISA.

               (xi) Excess Parachute Payments. Except as disclosed in (S) 3(w)(xi) of the Disclosure Schedule, no payment required to be made to any employee associated with the Company as a result of the transactions contemplated hereby under any contract or otherwise will, if made, constitute a "parachute payment" within the meaning of (S) 280G of the Code (determined without regard to subsection
          (b)(2)(A)(ii) thereof).

               (xii) COBRA and HIPAA. Except as disclosed in (S) 3(w)(xii) of the Disclosure Schedule, the Company and each Company ERISA Affiliate have complied with the continuation coverage requirements of (S) 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA (S)(S) 601 through 608 and with the portability, access and renewability provisions of Subtitle K, Chapter 100 of the Code and . (S) 701 et. seq. of ERISA.

               (xiii) No Acceleration of Liability Under Benefit Plans. Except as disclosed in (S) 3(w)(xiii) of the Disclosure Schedule, the consummation of the transactions contemplated hereby will not accelerate or increase any liability under any Company Benefit Plan because of an acceleration or increase of any of the rights or benefits to which employees of the Company or any Company ERISA Affiliate may be entitled thereunder.

               (xiv) Defined Benefit Plans/Money Purchase Plans. Neither the Company nor any Company ERISA Affiliate maintains or contributes or has maintained or contributed to an "employee benefit pension plan" within the meaning of (S) 3(2) of ERISA that is or was subject to Title IV of ERISA.

          (x) Guaranties. Neither the Company nor any Company Subsidiary is a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

          (y)  Environment, Health, and Safety.

               (i) The Company and the Company Subsidiaries have complied with all Environmental, Health, and Safety Laws, the failure to comply with which could result in Losses in an amount in excess of $10,000 individually or in the aggregate, and no action, suit, proceeding, hearing, charge, complaint, claim, demand, or notice, and no investigation has been filed or commenced against the Company or any Company Subsidiary alleging such failure.

               (ii) Except as set forth in (S) 3(y) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has any Liability (and neither the Company nor any Company Subsidiary has handled, used, stored, recycled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could reasonably be expected to form the basis for any present or future action, suit, proceeding, hearing, investigations, charge, complaint, claim or demand giving rise to any Liability) for damage or remediation to any site, location, body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Laws.

               (iii) All properties and equipment used in the Business are free of any amounts of Hazardous Substances, the presence of which could result in Losses except for Losses which would not have a Material Adverse Effect.

               (iv) There are no in service or out of service underground storage tanks located in or on the Leased Real Property.

          (z) Certain Business Relationships With the Company. None of the Stockholders or their relatives has been dinvolved directly or indirectly in any business arrangement or relationship with the Company or any Company Subsidiary, other than in their capacity as a stockholder, officer or director, within the past 36 months, and no Stockholder owns any asset, tangible or intangible, which is used in the Business.

          (aa) Books and Records. The books of account, minute books, stock record books and other records of the Company and the Company Subsidiaries, all of which have been made available to the Buyer, are complete and correct and have been maintained in accordance with sound business practices, including, but not limited to, the maintenance of an adequate system of internal controls. On the

     Closing Date, all of those books and records will be in the possession of the Company and will be delivered to the Buyer.

          (bb) Absence of Sensitive Payments. Neither the Company nor any Company Subsidiary has made or maintained (i) any contributions, payments or gifts of its funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States or any state thereof, or any other jurisdiction (foreign or domestic); or (ii) any contribution, or reimbursement of any political gift or contribution made by any other person, to candidates for public office, whether federal, state, local or foreign, where such contributions by the Company or the Company Subsidiary were or would be a violation of applicable law.

          (cc)  At Will Employees.   Except as set forth in (S) 3(cc) of the
     Disclosure Schedule, all employees of the Company and the Company Subsidiaries are "at will" employees.

          (dd) Disclosure. The representations and warranties contained in this (S) 3 (including the Disclosure Schedule as amended and supplemented prior to the Closing) do not and, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement and information contained in this
     (S) 3 not misleading in the context in which given.

     4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Parent and the Buyer, jointly and severally, represent and warrant to the Company and the Stockholders that the statements contained in this (S) 4 are correct and complete, and will be correct and complete as of Closing Date.

          (a) Organization of the Buyer. Each of the Parent and the Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation to do business in every jurisdiction where such qualification is required.

          (b) Authorization of Transaction. Each of the Parent and the Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes and, when delivered, each document delivered by the Parent and the Buyer pursuant hereto will constitute the valid and legally binding obligation of the Parent and the Buyer, respectively, enforceable in accordance with their respective terms and conditions. The Parent and the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental agencies in order for the Parties to consummate the transactions contemplated by this Agreement.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S) 2 above) will
     (i) violate any constitution, state, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency governing banking and trust matters, or court to which the Parent or the Buyer is subject, or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Parent or the Buyer is a party or by which it is bound or to which any of its assets are subject.

          (d) Broker's Fees. Neither the Parent nor the Buyer has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (e) Termination of Relationship. The Parent and the Buyer have terminated their relationship with First Scientific Devices Equity Trust with respect to any transaction relating to the Company, and the Stockholders will have no further obligation, for payment of fees or otherwise, to such trust.

          (f) Hart-Scott-Rodino Act. A new premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is not required to be filed in connection with the transactions contemplated by this Agreement.

          (g)  Disclosure.  The representations and warranties contained in this
     (S) 4 do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements contained in this (S) 4 or therein not misleading in the context in which given.

     5.   CONDITIONS TO OBLIGATION TO CLOSE.

          (a) Conditions to Obligation of the Parent and the Buyer. The obligation of the Parent and the Buyer to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in (S) 3 above shall be true and correct in all material respects at and as of the Closing Date, except the representations and warranties made only as of a specific date, which shall remain true and correct as of such date;

               (ii) as of the Closing Date any remaining unexercised Options shall have terminated;

               (iii) the Company's Board of Directors shall have duly called a special meeting of stockholders or obtained a written consent of stockholders to ensure such vote has been obtained in compliance with applicable law prior to the Closing Date, the stockholders of the Company entitled to vote shall have duly approved this Agreement by the requisite vote and no stockholder of the Company shall have exercised any appraisal rights under applicable law with respect to the transaction contemplated by the Merger.

               (iv) the Company and the Stockholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

               (v) the Company shall have procured all of the third party consents specified on Exhibit 5(a)(v) hereto;

               (vi) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Photometrics Shares or to operate the Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (vii) the Company and the Stockholders shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in (S) 5(a)(i)-(vi) is satisfied in all respects;

               (viii)  the Buyer, the Company and those Persons listed in
          Exhibit 2(k)(iii)(B)(1) shall have entered into Noncompetition Agreements in substantially the form attached hereto as Exhibit 2(k)(iii)(B)(2) and the same shall be in full force and effect;

               (ix) the Escrow Agreement shall have been executed and delivered in substantially the form attached hereto as Exhibit 8(b)(iv) by each of Parties and Escrow Agent;

               (x) the Buyer shall have received from counsel to the Company and the Stockholders an opinion in form and substance as set forth in
          Exhibit 5(a)(x) attached hereto, addressed to the Buyer, and dated as of the Closing Date;

               (xi) all actions to be taken by the Company and the Stockholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, assignments, assumptions, instruments, and other documents required to effect the transactions contemplated hereby shall have been delivered and shall be reasonably satisfactory in form and substance to the Buyer;

               (xii) all items contemplated to be delivered following the execution hereof shall have been timely delivered in form and substance satisfactory to the Buyer;

               (xiii) the spouse of each Stockholder shall have executed and delivered to Buyer a consent in the form of Exhibit 5(a)(xiii);

               (xiv) the provisions of (S)(S)3(h)(vii) and 3(h)(xx) shall have been complied with through the Closing Date; and

               (xv) after the date hereof, no breach or inaccuracy of any representation or warranty or covenant of the Company or the Stockholders shall have become known to the Buyer.

The Parent and the Buyer may waive any condition specified in this (S) 5(a) if it executes a writing so stating at or prior to the Closing.

          (b) Conditions to Obligation of the Company and the Stockholders. The obligations of the Company and the Stockholders to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions:

               (i) the representations and warranties set forth in (S) 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) the Buyer shall have paid the Purchase Price in accordance with (S) 2(c) hereof and the Parent and the Buyer shall have otherwise performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (iv) the Parent and the Buyer shall have delivered to the Company a certificate to the effect that each of the conditions specified above in (S) 5(b)(i)-(iii) is satisfied in all respects;

               (v) the Company shall have received from counsel to the Parent and the Buyer an opinion in form and substance as set forth in Exhibit 5(b)(v) attached hereto, addressed to the Company, and dated as of the Closing Date;

               (vi) all actions to be taken by the Parent and the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, assumptions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company;

               (vii) the Stockholders entitled to vote shall have duly approved this Agreement by the requisite vote and the Company's Board of Directors shall have duly called a special meeting of stockholders to ensure such vote has been obtained in compliance with applicable law prior to the Closing Date; and

               (viii) the Parent and the Buyer shall have delivered to the Company and the Stockholders a policy commitment issued by a nationally recognized insurance company (or an affiliate thereof) covering such matters as may be agreed to between the Parent, the Buyer, the Company and the Stockholders; provided, however, that this condition shall not have been satisfied if any portion of the premiums associated with such policy commitment and the underlying policy will be borne by the Company or any of the Stockholders.

     The Company and the Stockholders may waive any condition specified in this
     (S) 5(b) by executing a writing so stating at or prior to the Closing.


     6.   PRE-CLOSING COVENANTS OF THE PARTIES.

          (a) Access and Investigation. Between the date hereof and the Closing Date, the Company and the Stockholders will, and will cause their representatives to:

               (i) afford the Buyer and its representatives (collectively, "Buyer's Advisors") reasonable access to each of the Company's and the Company Subsidiaries' personnel, properties (including for purposes of environmental testing), contracts, books and records, and other documents and data so as to not unreasonably interfere with the conduct of the Business;

               (ii) furnish the Buyer with copies of all such contracts, books and records, and other existing documents and data as the Buyer may reasonably request; and

               (iii) furnish the Buyer and Buyer's Advisors with such additional financial, operating and other data and information as the Buyer may reasonably request.

          (b) Operation of the Businesses of the Company. Between the date hereof and the Closing Date, the Company and the Stockholders will, and the Company will cause its representatives and each Company Subsidiary and its respective representatives to:

               (i) conduct the business of the Company and each Company Subsidiary only in the Ordinary Course of Business or otherwise with the written consent of the Buyer; provided that there shall be no transactions between the Stockholders and the Company or any Company Subsidiary without the prior written consent of the Buyer;

               (ii) use their best efforts to preserve intact the current business organization of the Company and the Company Subsidiaries, keep available the services of the current officers, employees, and agents of the Company and each Company Subsidiary, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company or any Company Subsidiary; and

               (iii) confer with the Buyer concerning operational matters of a material nature and the status of business operations and finances.

          (c) Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Company and the Stockholders will not, and the Company will cause each Company Subsidiary not to, without the prior consent of the Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, which would cause or result in an inaccuracy or breach of any of the representations, warranties or covenants of the Company and the Stockholders set forth in this Agreement, including, without limitation, any action specified in (S) 3(h) of this Agreement. Without limiting the generality of the foregoing, the Company agrees that it shall not, and shall cause each of the Company Subsidiaries not to, take any of the following actions without the prior written consent of the Buyer,

               (i) Neither the Company nor the Company Subsidiary shall amend its Amended Certificate of Incorporation or Certificate or Articles of Incorporation or Association, as the case may be, or Bylaws; make any change in their respective authorized, issued or outstanding capital stock or any other equity security; issue, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem or otherwise acquire, any of their shares of capital stock or other equity securities or enter into any agreement, call or commitment of any character so to do; grant or issue any stock option or warrant relating to, right to acquire, or security convertible into, shares of their capital stock or other equity security; purchase, redeem, retire or otherwise acquire any shares of, or any security convertible into, capital stock or other equity security of their respective companies, or agree to do any of the foregoing except with respect to the exercise of stock options currently outstanding prior to the date of this Agreement.

               (ii) Neither the Company nor any Company Subsidiary shall propose, declare, set aside or pay any dividend or other distribution in respect of any of their capital stock (including, without limitation, any stock dividend or distribution) except for a regular quarterly stock dividend on the Photometrics Preferred Shares.

               (iii) Neither the Company nor any Company Subsidiary shall incur any long-term indebtedness for borrowed money or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of such party or guarantee any long-term debt securities of others other than in replacement for existing or maturing debt.

               (iv) The Company shall not make any distribution outside of the Ordinary Course of Business.

               (v) Neither the Company nor any Company Subsidiary shall commit to any new capital expenditure in excess of $20,000.

               (vi) Nothing in the transaction contemplated hereby shall cause the conversion of Class B Common Stock of the Company into shares of Class A Common Stock of the Company. Furthermore, the Class B Common Stock shall have no rights to receive dividends.

          (d) Required Approvals. As promptly as practicable after the date of this Agreement, the Company and the Stockholders will, and the Company will cause the Company Subsidiaries to, make all required filings and obtain all consents, including obtaining the requisite approval of its shareholders or debtholders and the consents contemplated by (S) 7(e) hereof, required to be made or obtained by them in order to consummate the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, the Company and the Stockholders will, and the Company will cause the Company Subsidiaries to, cooperate with the Parent and the Buyer at the Parent's and the Buyer's expense with respect to all filings or consents that the Parent or the Buyer elects to make or is required to make in connection with the transactions contemplated hereby.

          (e) Approval by the Company's Stockholders. The Company shall cause the transaction contemplated hereby, including without limitation the Merger, and the Agreement to be submitted promptly for approval of its Stockholders at a special meeting to be called and held in accordance with applicable state and federal laws. The Company shall use all commercially reasonable efforts to cause such meeting of its stockholders to take place not later than March 30, 1998. The Board of Directors of the Company shall at all times prior to and during such meeting of the Company stockholders recommend that the transactions contemplated hereby be adopted and approved by the Company stockholders and, subject to such matters, use its commercially reasonable efforts to cause such adoption and approval. The stockholders shall also vote to ratify the appointment of the Stockholders Committee for purposes of administering the Purchase Price and resolving any Claims under the Agreement. Except with the prior written approval of the Buyer, neither the Company nor any member of its Board of Directors shall, at the Company's stockholders' meeting, submit any other matters for approval of its stockholders. Immediately following the meeting, the Company shall notify Buyer of any stockholders who have, or who have the right to, exercise dissenter's rights under the DGCL.

          (f) Amendment of Photometrics Option Plans. Prior to the Closing all outstanding Options that have not been exercised shall be exercised or terminated. The Company shall amend the Photometrics Option Plans and obtain any required stockholder approval of such Option Plan amendments and shall amend, as necessary, any and all option agreements (including obtaining any required participant consents) at least three (3) days prior to the Closing to make such Option Plans consistent with this (S) 6(f).

          (g) Conversion of Photometrics Preferred Stock. The holders of the Photometrics Preferred Stock shall have converted to Class A Common Stock pursuant to their right to convert granted in the Company's Amended Certificate of Incorporation effective as of the date of the Closing.

          (h)  No Merger or Solicitation.

               (i) The Company shall not, nor shall it permit any Company Subsidiary, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it or any Company Subsidiary, to, directly or indirectly, solicit, initiate, or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as defined below), or agree to or endorse any Takeover Proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Stockholder, any director or executive officer of the Company or any Company Subsidiary, or any investment banker, attorney or other advisor or representative of the Company or any Company Subsidiary, whether or not such Person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this (S) 6(h) by the Company. For purposes of this Agreement, "Takeover Proposal" means any written inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of the assets of the Company or any Company Subsidiary, other than the transactions contemplated by this Agreement, or of 10% or more of any class of equity securities of the Company or any Company Subsidiary or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of any class of equity securities of the Company or any Company Subsidiary, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Company Subsidiary other than the transactions contemplated by this Agreement.

               (ii) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Buyer, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the transactions contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal, or (iii) enter into any agreement with respect to any Takeover Proposal.

               (iii) In addition to the obligation of the Company set forth in paragraph (ii) above, the Company promptly shall advise the Parent and the Buyer orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry and the identity of the Person making any such request, Takeover Proposal or inquiry.

          (i) Notification. Between the date hereof and the Closing Date, the Company and the Stockholders will promptly notify the Parent and the Buyer in writing if the Company becomes or the Stockholders become aware of any fact or condition that causes or constitutes a material breach of any of the representations and warranties of the Company and the Stockholders as of the date of this Agreement, or if the Company or the Stockholders become aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

          (j) Best Efforts. Between the date of this Agreement and the Closing Date, each of (i) the Company and the Stockholders and (ii) the Parent and the Buyer will use their respective best efforts to cause the conditions in
     (S) 5 to be satisfied.

          (k) Retirement Plan. Prior to the Closing Date, the Company shall terminate its tax-qualified retirement plan (the "Qualified Plan") effective as of the day before Closing Date.

          (l) Confidentiality Agreements. Each Party agrees to terminate, and to cause its representatives to terminate, any and all confidentiality agreements between the Company and any of its representatives and Parent, Buyer, or any Affiliate of Parent or Buyer, effective as of the Closing Date.

          (m) Fees of Outside Professionals. In connection with the obligations of the Company under (S) 2(d) to deliver a preliminary accounting of the Stockholder Expenses, the Stockholders and the Company shall use their best efforts to cause all relevant outside service providers to provide a final invoice reflecting all of their fees and expenses related to this Agreement, the transactions contemplated thereby and any incidental activities associated therewith to be submitted to the Buyer on or prior to the Closing Date.

     7. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

          (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Stockholders, the Company, the Parent and the Buyer will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor hereunder). The Company and the Stockholders acknowledge and agree that from and after the Closing the Buyer will have the right but not the obligation to possession of all documents, books, records (including copies of Tax records), agreements, and financial data of any sort relating to the Company and the Company Subsidiaries; provided, however, that the Company, the Company Subsidiaries and the Stockholders shall have the right to obtain access to such documents, books, records (including copies of Tax records), agreements, and financial data and make photocopies thereof for a proper purpose, such as in connection with the preparation of their tax returns.

          (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company or the Stockholders, each of the other Parties will reasonably cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under (S) 8 below).

          (c) Transition. The Company will use its best efforts not to take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company and any Company Subsidiary from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Company and any Company Subsidiary prior to the Closing.

          (d) Company Information. All Company Information and all physical embodiments thereof learned, received or developed by any Stockholder are confidential to and are and will remain the sole and exclusive property of the Surviving Corporation and each Stockholder hereby expressly assigns any and all of his right, title and interest in and to the Company Information to the Surviving Corporation. Each Stockholder will hold such Company Information in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Company Information or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Company Information known by such Stockholder to lose its character or cease to qualify as Company Information. Upon request by the Buyer, each Stockholder will promptly deliver to Surviving Corporation or Parent, as directed, all property belonging to the Company, including, without limitation, all Company Information (and all embodiments thereof) then in such Stockholder's custody, control or possession. The covenants of confidentiality set forth herein will apply on and after the date hereof to any Company Information disclosed to or learned by such Stockholder prior to the date hereof and will continue and be maintained by each Stockholder
     (a) with respect to Confidential Information for a period of three (3) years and (b) with respect to the Trade Secrets, so long as such remain Trade Secrets.

          (e)  Contracts Requiring Consent to Change of Control.
     Notwithstanding anything in this Agreement, neither this Agreement nor any document or instrument delivered pursuant hereto shall constitute an assignment of any claim, contract, agreement, license, lease, commitment, sales order or purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof without the consent of any other Person would constitute a breach thereof or in any way adversely affect the rights to be assigned. Until such consent is obtained, or if an attempted assignment thereunder would be ineffective or would affect the rights of the Company or any affiliate thereunder so that the Buyer would not in fact receive all such rights, the Company and the Buyer will cooperate with each other to provide for the Buyer the benefits of, and to permit the Buyer to assume all liabilities under, any such claim, contract, agreement, license, lease, commitment, sales order or purchase order, including enforcement at the request and expense of the Buyer for the benefit of the Buyer of any and all rights of the Company or any affiliate against a third party thereto arising out of the breach or cancellation thereof by such third party; and any transfer or assignment to the Buyer by the Company or any affiliate of any property or property rights or any contract or agreement which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained.

          (f) Tax Matters. The Buyer and the Stockholders will cooperate with and provide each other with such information and access to books and records as either of them may reasonably require of the other or its or their affiliates in connection with the filing of any Company Tax Return, including Tax Returns relating to the application of the successor employer rules for payroll Tax purposes contained in Code (S)(S) 3121(a)(1) and 3306(b)(1), the determination of a liability for Taxes or a right to a refund for Taxes, or the preparation for litigation or investigation of any claim for Taxes or a right to a refund for Taxes, or the preparation for cooperation and information shall include all relevant Company Tax Returns, and other documents and records, or portions thereof relating to or necessary in connection with the preparation of records, or portions thereof relating to or necessary in connection with the preparation of such Tax Returns or other determination of Tax liability. Each Party shall retain all Tax Returns, schedules, workpapers, and all other materials, records or documents until the expiration of the statute of limitations for the taxable years to which such Tax Returns and other documents relate.

          (g) Fees of Outside Professionals. The Stockholders Committee shall pay all Stockholder Expenses within three (3) days of the Closing Date, and in the event any such expenses have been paid by the Company, the Stockholders shall reimburse the Company for such amount. The Stockholders agree that they shall be jointly and severally responsible for all fees and expenses incurred by the Stockholders arising in connection with this Agreement or the transactions contemplated hereby for outside service professionals that are submitted to the Parent, the Buyer or any other Person, after the Closing Date.

          (h) Insurance. For a period of twelve months from the Closing, Parent will maintain products liability coverage, through insurance or otherwise, such that the Stockholders will not be adversely affected by any change in the existing coverage of the Company.

     8.   REMEDIES UNDER THIS AGREEMENT.

          (a) Survival of Representations and Warranties. All of the representations and warranties of the Company and the Stockholders contained in (S)(S) 3(g)-(j) and 3(1)-(dd) of this Agreement and of the Buyer contained in (S) 4(d)-(e) of this Agreement shall survive the Closing and continue in full force and effect for a period of one (1) year thereafter; and all of the other representations, warranties, covenants, indemnities, and other agreements of the Buyer, the Company and the Stockholders contained in this Agreement shall survive the Closing and shall continue in full force and effect forever thereafter subject to expiration by operation of any statutes of limitations. No action, claim, or proceeding may be brought by any Party hereto against any other Party resulting from, arising out of, or caused by a breach of a representation or warranty contained herein, or the failure to perform any covenant or other obligations hereunder, except pursuant to (S)(S) 8(b), 8(c) and 8(d) below and after the time such representation, warranty or covenant ceases to survive pursuant to the preceding sentence, unless written notice of such claim setting forth with specificity the basis for such claim is delivered to the applicable Party prior to such time pursuant to (S) 8(d) below. The Parties each acknowledge and agree that the sole and exclusive remedy for breaches of representations, warranties and covenants in this Agreement shall be limited to those remedies set forth in (S)(S) 8(b), 8(c), 8(d), 9(n) and 9(q) herein.

          (b) Indemnification Provisions for Benefit of the Parent and the Buyer.

               (i) In the event the Company or any of the Stockholders breach (or in the event any third party alleges facts that, if true, would mean the Company or any of the Stockholders have breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to
          (S) 8(a) above, provided that the Parent or the Buyer makes a written claim for indemnification setting forth the basis for such claim against the Company or the Stockholders pursuant to (S) 8(d) below within such survival period, then each of the Stockholders, jointly but not severally, agree to indemnify the Parent and the Buyer, subject to the limitations set forth herein, from and against the entirety of any Losses the Parent or the Buyer may suffer through and after the date of the claim for indemnification (including any Losses the Parent or the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, or caused by the breach (or the alleged breach); provided, however, that

                    (A) the Stockholders shall not have any obligation to indemnify, and shall have no Liability to, the Buyer from and against any Losses resulting from, arising out of, or caused by the breach (or alleged breach) of any representation, warranty, or covenant of the Company or the Stockholders contained in (S)(S) 3(a)-(f) which exceed in the aggregate the Purchase Price;

                    (B) the Stockholders shall not have any obligation to indemnify, and shall have no Liability to, the Buyer from and against any Losses resulting from, arising out of, or caused by the breach (or alleged breach) of any representation, warranty or covenant of the Company or the Stockholders contained in (S)(S) 3(g)-(j) and 3(l)-(dd) hereof which exceed, in the aggregate One Million Dollars ($1,000,000);

                    (C) the Stockholders shall not have any obligation to indemnify, and shall have no Liability to, the Buyer from and against any Losses resulting from, arising out of, or caused by the breach (or alleged breach) of any representation, warranty or covenant of the Company or the Stockholders contained in (S) 3(k) hereof which exceed, in the aggregate Two Million Dollars ($2,000,000); and

                    (D) Notwithstanding anything to the contrary contained herein, the Stockholders, jointly but not severally, will indemnify the Company for the amount of any tax liability resulting from the sales tax audit currently in process, but only to the extent Losses in respect of such audit exceed $80,000.

                    (E) the Stockholders shall have no indemnification obligation under this (S) 8(b)(i) (including all subparagraphs hereof) other than with respect to
                    (S)(S) 3(a)-(f) or (S) 7(g) breaches (or alleged breaches) until the Buyer has suffered Losses by reason thereof in excess of One Hundred Fifty Thousand Dollars ($150,000) and then only to the extent of the excess. Such amount shall not reduce the aggregate cap or ceiling on the liability of the Stockholders with respect to any indemnity for Losses hereunder.

               (ii) Notwithstanding anything to the contrary contained in the
          Article 8, the Stockholders, jointly, but not severally, will indemnify, defend and hold harmless the Buyer from and against any Losses as a result of claims based on or arising from any liabilities or obligations of the Company or the Stockholders; provided, however, that any indemnification obligations under this paragraph (ii) shall not exceed an amount equal to the Purchase Price less the Stockholder Expenses.

               (iii) Notwithstanding anything to the contrary herein contained, the Stockholders Committee and each of the Stockholders, jointly but not severally, will indemnify, defend and hold harmless the Buyer, its affiliates and their officers, directors, employees and trustees, and other similarly situated Persons, from and against any Losses arising from or in connection with any action of the Stockholders Committee, or failure to act on the part of the Stockholders Committee, in connection with this Agreement or the Escrow Agreement or otherwise.

               (iv) Notwithstanding anything to the contrary contained herein, the Stockholders, jointly but not severally, will indemnify the Company for any amounts owed to any stockholder of the Company who exercises dissenter's rights under the DGCL, including, without limitation, any costs, fees or expenses associated therewith.

               (v) Notwithstanding anything to the contrary contained herein, no Stockholder shall be liable to indemnify the Buyer or the Parent under this (S) 8(b) for any amount in excess of the portion of the Purchase Price such Stockholder is entitled to receive under this Agreement.

          (c)  Indemnification Provisions for Benefit of the Stockholders.

               (i) In the event the Parent or the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Parent or the Buyer has breached) any of their representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to (S) 8(a) above, provided that a written claim for indemnification setting forth with specificity the basis for such claim against or the Parent or the Buyer pursuant to (S) 8(d) below is made within such survival period, then the Parent and the Buyer agree to indemnify the Stockholders from and against the entirety of any Losses (up to but not in excess of the Purchase Price) the Stockholders may suffer through and after the date of the claim for indemnification (including any Losses the Company or the Stockholders may suffer after the end of any applicable survival period) resulting from, arising out of, or caused by the breach (or the alleged breach).

               (ii) Notwithstanding anything to the contrary herein contained, for one (1) year after the Closing Date, (i) the Buyer will indemnify, defend and hold harmless the Stockholders from and against any Losses as a result of claims based on or arising from any Liabilities or the operation of the Business after the Closing Date and (ii) such indemnification shall not be limited in amount or subject to any deductible or cap.

          (d)  Method of Asserting Claims.

               (i) With respect to any third-party claim (in addition to any rights or obligations under the Escrow Agreement):

                    (A) If any third party shall notify any Party (the
               "Indemnified Party") with respect to any matter ("Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under (S) 8(b) or (c), then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that (subject to the applicable survival period set forth in (S) 8(a) above) no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless

               (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                    (B) The Indemnifying Party shall have fifteen (15) days
               after receipt of notice from the Indemnified Party of a Third Party Claim ("Notice Period") to notify the Indemnified Party in writing (1) whether or not the Indemnifying Party disputes such Third Party Claim specifying in reasonable detail the basis for such dispute, and (2) notwithstanding any such dispute, whether or not it desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim in accordance with the provisions hereof.

                    (C) If the Indemnifying Party disputes the Third Party Claim or the amount thereof (whether or not the Indemnifying Party elects to defend the Indemnified Party against such Indemnification Claim), such dispute shall be resolved by arbitration in accordance with (S) 8(e) hereof. Pending the resolution of any such dispute, the Third Party Claim shall not be settled without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld.

                    (D) If the Indemnifying Party notified the Indemnified Party within the Notice Period that the Indemnifying Party will defend the Indemnified Party against the Third Party Claim, then except as hereinafter provided, the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as the Indemnifying Party (1) diligently conducts the defense of such Third Party Claim, and
               (2) shall not enter into a settlement, or entry of a final judgment or final award with respect to, any such Third Party Claim without the consent of the Indemnified Party unless such settlement, judgment or award requires no more than a monetary payment for which the Indemnified Party is fully indemnified and does not involve any other matters binding upon the Indemnified Party.

                    (E) So long as the Indemnifying Party is conducting the
               defense of the Third Party Claim in accordance with (S) 8(d)(i)(D) above, (1) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, unless the named parties of any proceeding relating to such Third Party Claim (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which event the Indemnifying Party shall not be entitled to direct the defense of such action and the fees and expenses of the Indemnified Party shall be at the expense of the Indemnifying Party, and (2) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

                    (F) If the Indemnifying Party elects not to defend the
               Indemnified Party against the Third Party Claim, whether by giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such Third Party Claim, or if the same is defended by the Indemnifying Party or the Indemnified Party, then that portion thereof as to which such defense is unsuccessful or the amount of such settlement, final judgment or final award described in (S) 8(d)(i)(D), in each case, shall be conclusively deemed to be a liability of the Indemnifying Party hereunder, unless the Indemnifying Party shall have disputed its liability to the Indemnified Party as provided in
               (S) 8(d)(i)(B), in which event such dispute shall be resolved as provided in (S) 8(e) hereof.

               (ii) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnified Party shall promptly send a notice of the Indemnification Claim to the Indemnifying Party. Indemnifying Party shall have fifteen (15) days after receipt from the Indemnified Party of notice of the Indemnification Claim to dispute the Indemnification Claim in writing specifying in reasonable detail the basis for such objection. Failure to timely so dispute the Indemnification Claim shall constitute acceptance of the claim for indemnification by the Indemnifying Party. If notice of the dispute is timely made by the Indemnifying Party and the dispute is not resolved within twenty (20) days from the date the Indemnifying Party received notice of the dispute, such dispute shall be resolved in accordance with (S) 9(q). Claims accepted by an Indemnifying Party, resolved by arbitration or resolved by mutual agreement shall be paid as and when due, subject to the limitations set forth in this (S) 8, and, with respect to claims under the Pledge and Escrow Agreement, in accordance with the procedures set forth therein.

          (e) Determination of Losses. The Parties shall take into account the time cost of money (using the Applicable Rate, net of the tax cost arising with respect to the payment of such interest, as the interest rate) in determining Losses for purposes of this (S) 8. All payments under this (S) 8 shall be deemed adjustments to the Purchase Price.

     9.   MISCELLANEOUS.

          (a) Press Releases and Public Announcements. Neither the Buyer, the Company nor the Stockholders shall issue any press release or make any public announcement relating to the subject matter of this

     Agreement without the prior written approval of the other parties hereto. Notwithstanding the foregoing, the Buyer, upon prior notice to the Company, may make any public disclosure it believes in good faith is required or permitted by applicable law or any listing or trading agreement concerning its publicly-traded securities.

          (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c) Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates and (ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile copy of a signature shall be deemed an original and any person may rely upon a facsimile copy of a signature in determining the validity of the actions taken by the parties to this Agreement.

          (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Company or the Stockholders:

     Photometrics, Ltd.           Copy to:    Snell & Wilmer L.L.P.
     3440 E. Britannia                        One Arizona Center
     Tucson, Arizona  85076                   Phoenix, Arizona  85004-0001
     (520)573-1944                            (602) 382-6000
     Attn:  Earl Refsland                     Attn:  Quinn Williams, Esq.

     Copy to:

     Sherman Muller
     Columbine Liquidating Trust
     5460 South Quebec #270
     Greenwood, Colorado  80111


     If to the Buyer:             Copy to:

     Derrick N. Key                           Shanler D. Cronk, Esq.
     Roper Industries, Inc.                   Roper Industries, Inc.
     160 Ben Burton Road                      160 Ben Burton Road
     Bogart, Georgia  30622                   Bogart, Georgia  30622
     (706) 369-7170                           (706) 369-7170

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Buyer, the Company and the Stockholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k) Expenses. Except as otherwise may be required under (S) 9(q) hereof: (i) the Buyer and each of the Stockholders will bear its (his) own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, and (ii) the Stockholders shall bear all such expenses incurred by their affiliates.

          (l) Construction. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that with respect to each representation, warranty, and covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having, in accordance with the terms of this Agreement, jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity, and the obligation of the Parties to arbitrate disputes as provided in paragraph (p) below shall not be applicable to any action for injunction or other equitable remedies.

          (o) Submission to Jurisdiction. Subject to (S) 9(q) hereof, each of the Parties submits to the jurisdiction of any state or federal court sitting in Arizona in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party appoints The Prentice-Hall

     Corporation System, Inc. (the "Process Agent") as his or its agent to receive on is or its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in (S) 9(h) above. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

          (p)  Arbitration.

               (i) Except as expressly provided elsewhere in this Agreement, any controversy or claim arising out of or relating to this Agreement or the relationship, rights, duties and obligations of the parties hereto, or the breach hereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") as such rules may be modified herein or as otherwise agreed by the parties in such controversy. The forum for arbitration shall be Phoenix, Arizona and the governing law for such arbitration shall be the laws of the State of Arizona.

               (ii) Following thirty (30) days' notice by any Party of intention to invoke arbitration, any dispute arising under this Agreement and not mutually reserved within such thirty (30) day period shall be determined by a single arbitrator upon which the parties agree, or, if the parties cannot agree on a single arbitrator within five (5) business days following such thirty (30) day period, then by a board of three (3) arbitrators, which arbitrator(s) shall be selected for each such controversy so arising hereunder. If it is necessary to proceed with a board of three (3) arbitrators in order to resolve any controversy arising hereunder, then either Party to the arbitration proceeding may apply to the AAA for the appointment of arbitrators to be selected by the parties to the arbitration from a list of ten (10) qualified potential arbitrators supplied by AAA, which shall include a resume of qualifications, background and experience. Each arbitrator must have had at least five (5) years experience in the area of the issue proposed for arbitration. For a period of fifteen (15) days after the AAA list is delivered to a Party, such Party shall have the right to strike three names from the list of arbitrators and the AAA shall pick three arbitrators from the names not stricken, who shall be the arbitrators hereunder. Any Party who is unable or unwilling to so strike a name timely shall forfeit his right to participate in the selection process. If a selected arbitrator is unable or unwilling to act, or if for any other reason an appointment of the requisite number of arbitrators cannot be made from the list submitted to the parties by the AAA, then the AAA may be requested to submit another list of potential arbitrators and the same procedures shall apply. If the arbitrators are not appointed from the second list submitted by AAA, then any Party, on behalf of all the parties, may request such appointment by the United States District Judge for the Federal District. In the event of any subsequent withdrawal, by death, incapacity or resignation, of an arbitrator, the AAA may be requested to supply a list of three qualified arbitrators and each Party shall have the right to strike one name from the list and the arbitrator not stricken shall be the replacement arbitrator; if, for any reason, more than one arbitrators name remains on the list, then the replacement arbitrator shall be chosen by AAA.

               (iii) The arbitrator or arbitrators shall be guided, but not bound, by the Federal Rules of Evidence and by the discovery rules of the Federal Rules of Civil Procedure. Any discovery shall be limited to information directly relevant to the controversy or claim in arbitration. The arbitrators shall determine the matters submitted to it pursuant to the provisions of this Agreement tend render a decision thereon no later than thirty (30) days after such board (or single arbitrator, as the case may be) has been appointed.

               (iv) The action of the sole arbitrator, or of a majority of the members of the board of arbitrators, as the case may be, shall govern and their decisions in writing shall be final and binding on the parties hereto. Each Party shall be responsible for the payment of its own expenses in connection with the arbitration (including costs and expenses of its officers, employees, agents and attorneys). All arbitration fees and expenses shall be shared equally by the parties, pending the arbitrator's final assessment and allocation of such fees and expenses. The arbitrators' decision may be enforced in the United States District Court for the District of Arizona in Phoenix.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


                                       THE PARENT
                                       Roper Industries, Inc.


                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------


                                       THE BUYER
                                       Roper Acquisition Corp.


                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------


                                       THE COMPANY
                                       Photometrics, Ltd.


                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Earl Refsland, Gregory Teesdale and Sherman Muller, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Agreement, to file the same, with exhibits thereto and other documents in connection therewith, with any requisite governmental authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Each of the undersigned Stockholders have executed this Agreement on the date first above written.

                                       STOCKHOLDERS


                                       ----------------------------------------
                                       Richard S. Aikens



                                       Arizona Growth Partners


                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------


                                       ----------------------------------------
                                       Earl R. Refsland


                                       Columbine Trust


                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------


                                       Davis Venture Partners, L.P.


                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------


                                         --------------------------------------
                                         Patrick A. Lordi


                                         --------------------------------------
                                         Keith Prettyjohns


                                         --------------------------------------
                                         Robert S. Solem

                                         --------------------------------------
                                         Gregory M. Teesdale


                                         --------------------------------------
                                         Ronald A. Abelmann


                                         --------------------------------------
                                         Kent R. Johnson


                                         --------------------------------------
                                         Stephen Marcus